UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒                        Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

Sprouts Farmers Market, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding Sprouts Farmers Market’s 2020 Annual Meeting of Stockholders to be Held on Tuesday, April 28, 2020

NOTICE OF CHANGE IN LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Location relates to the Proxy Statement dated March 16, 2020 (the “Proxy Statement”), furnished to stockholders of Sprouts Farmers Market, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 9, 2020.

Due to the public health impact of the COVID-19 pandemic and to protect the health and well-being of its team members, directors and stockholders, the Company will hold its 2020 Annual Meeting of Stockholders in a virtual meeting format only via the internet site set forth below. Stockholders will not be able to attend the Annual Meeting physically.

Virtual Annual Meeting Date: Tuesday, April 28, 2020

Virtual Annual Meeting Time: 8:00 a.m. PDT

Virtual Annual Meeting Site: www.virtualshareholdermeeting.com/SFM2020

To be admitted to the meeting, stockholders must enter the 16-digit voting control number found on their proxy card, voting instruction form or notice of internet availability of proxy materials.

Stockholders of record as of the close of business on March 2, 2020 are encouraged to attend the virtual Annual Meeting, submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting or vote at the virtual Annual Meeting using the website set forth above. The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting following the instructions included therein.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be open to the examination of any stockholder during the meeting on the above referenced website.

THIS NOTICE AND THE FOLLOWING PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PRESS RELEASE ISSUED APRIL 9, 2020

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET ANNOUNCES MOVE TO VIRTUAL-ONLY

2020 ANNUAL MEETING OF STOCKHOLDERS

PHOENIX, Ariz. – (Globe Newswire) – April 9, 2020 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today announced that due to the public health impact of the COVID-19 pandemic and to protect the health and well-being of its team members, directors and stockholders, the Company will hold its 2020 Annual Meeting of Stockholders in a virtual meeting format only via the internet site set forth below. Stockholders will not be able to attend the Annual Meeting physically.

Virtual Annual Meeting Date: Tuesday, April 28, 2020

Virtual Annual Meeting Time: 8:00 a.m. PDT

Virtual Annual Meeting Site: www.virtualshareholdermeeting.com/SFM2020

Stockholders of record as of the close of business on March 2, 2020 are encouraged to attend the virtual Annual Meeting, submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting or vote at the virtual Annual Meeting using the website set forth above. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting following the instructions included therein using the 16-digit control number.

The Company intends to return to in-person annual meetings in future years once the COVID-19 crisis passes.

Corporate Profile

Sprouts Farmers Market, Inc., one of the fastest-growing retailers in the country, has made healthy living accessible to shoppers for nearly two decades by offering affordable, fresh, natural and organic products. True to its farmers market heritage, Sprouts is known for pioneering its unique grocery model by offering a welcoming store layout featuring fresh produce at the center of the store, an expansive bulk foods section, and a vitamin department focused on overall wellness. Sprouts also offers a unique assortment of healthier products with special attributes, such as plant-based, gluten-free, keto-friendly, and grass-fed, to meet the growing and diverse needs of today’s consumer. Headquartered in Phoenix, Ariz., Sprouts employs more than 30,000 team members and operates over 340 stores in 23 states from coast to coast. Visit https://about.sprouts.com/ for more information.

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

4/9/2020